UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2010 (January 11, 2010)

Starwood Property Trust, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	001-34436	27-0247747
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On January 11, 2010, Lynn Forester de Rothschild resigned from the Board of Directors (the “Board”) of Starwood Property Trust, Inc. (the “Company”) effective immediately, after having served on the Board since August 2009. Lady de Rothschild was a member of the audit committee and nominating and corporate governance committee of the Board. Lady de Rothschild’s resignation did not involve a disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Election of New Director

On January 11, 2010, the Board elected Camille J. Douglas as a director of the Company to fill the vacancy created by the resignation of Lady de Rothschild. Ms. Douglas was also appointed to the audit committee and nominating and corporate governance committee of the Board.

As a non-executive director, Ms. Douglas will receive compensation in the same manner as the Company’s other non-executive directors. In addition, the Board granted Ms. Douglas 2,200 restricted shares of the Company’s common stock pursuant to the Starwood Property Trust, Inc. Non-Executive Director Stock Plan. This award of restricted stock will vest ratably in three annual installments on each of the first, second and third anniversaries of the date of grant, subject to Ms. Douglas’s continued service on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2010

STARWOOD PROPERTY TRUST, INC.

By:       /s/ Ellis F. Rinaldi
Name:  Ellis F. Rinaldi
Title:    General Counsel, Secretary and

Executive Vice President